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                                                                   EXHIBIT 5.1


                      [LETTERHEAD OF LIDDELL, SAPP, ZIVLEY,
                             HILL & LaBOON, L.L.P.]







                                November 6, 1998




Service Corporation International
1929 Allen Parkway
Houston, Texas  77019

Gentlemen:

         We have acted as counsel for Service Corporation International, a Texas corporation ("SCI"), in connection with the registration, pursuant to a Registration Statement on Form S-4 to be filed with the Securities and Exchange Commission (the "Registration Statement") under the Securities Act of 1933, as amended, with respect to the shares of SCI's common stock, par value $1.00 per share ("SCI Common Stock"), to be issued to the holders of common stock, par value $.01 per share (the "ECI Common Stock"), of Equity Corporation International, a Delaware corporation ("ECI"), in connection with the proposed merger of SCI Delaware Funeral Services, Inc., a Delaware corporation and wholly-owned subsidiary of SCI, with and into ECI (the "Merger").

         In rendering this opinion, we have examined the corporate records of SCI including its Restated Articles of Incorporation, as amended, Bylaws, as amended, and minutes of meetings of its directors. We have also examined (i) the Agreement and Plan of Merger dated as of August 6, 1998, by and among SCI, SCI Delaware Funeral Services, Inc. and ECI (the "Merger Agreement"); (ii) the Registration Statement, together with the exhibits thereto; and (iii) such other documents as we have deemed necessary for the purposes of expressing the opinions contained herein. With respect to certain factual matters, we have relied on statements of officers of SCI.

         Based upon the foregoing, we are of the opinion that the shares of SCI Common Stock to be issued to the holders of ECI Common Stock in consideration of the Merger are duly authorized and, when issued and delivered as described in the Merger Agreement, will be validly issued, fully paid and nonassessable.





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Service Corporation International
November 6, 1998
Page 2




         We hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5.1 to the Registration Statement and to the use of our name in the Proxy Statement/Prospectus forming a part of the Registration Statement under the caption "Legal Matters."

                              Very truly yours,

                              /s/ Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P.

                              LIDDELL, SAPP, ZIVLEY, HILL & LaBOON, L.L.P.